UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 7, 2004

AIRGATE PCS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	027455	58-2422929
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Harris Tower, 233 Peachtree Street, N.E.
Suite 1700
Atlanta, Georgia 30303
(Address of Principal
Executive Offices)

(404) 525-7272
(Registrant’s area code)

None
(Former name or former since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☑ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

The Merger Agreement

On December 7, 2004, AirGate PCS, Inc., a Delaware corporation (“AirGate”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Alamosa Holdings, Inc., a Delaware corporation (“Alamosa”), and A-Co. Merger Sub, Inc., a Delaware corporation and a direct wholly-owned subsidiary of Alamosa (“Merger Sub”). The description of the Merger Agreement set forth below is qualified in its entirety by reference to the actual terms of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated by reference herein in its entirety.

Pursuant to the Merger Agreement, AirGate will merge (the “Merger”) with and into Merger Sub with Merger Sub surviving. After the Merger, AirGate will be a wholly-owned subsidiary of Alamosa. Under the terms of the Merger Agreement, AirGate shareholders will receive 2.87 Alamosa shares for every share of AirGate common stock they hold. In addition, AirGate shareholders will have the option to elect cash consideration (the “Per Share Cash Consideration”) in place of Alamosa stock, up to an aggregate amount of $100 million, with the per share cash consideration based on the average closing price of Alamosa stock in the ten trading days prior to the completion of the transaction multiplied by 2.87 (the “Per Share Amount”). The Per Share Cash Consideration is subject to proration to ensure that Alamosa exchanges no more than $100 million in aggregate cash consideration.

Immediately prior to the effective time of the Merger, all outstanding options for AirGate Common Stock will become vested in full and AirGate will pay the holders an amount in cash equal to the number of shares of AirGate Common Stock issuable thereunder times the amount, if any, by which the Per Share Amount exceeds the exercise price of the options. All outstanding restricted stock units (“RSUs”) will be terminated and we will pay the holder an amount in cash equal to the Per Share Amount for each RSU held. Outstanding warrants for our common stock will become exercisable for Alamosa common stock and cash in the same proportion as our shareholders receive in the aggregate in the Merger.

The completion of the Merger is subject to various customary closing conditions, including obtaining the approval of AirGate’s and Alamosa’s stockholders, the expiration of the applicable waiting period under the Hart-Scott-Rodino Anti-Trust Improvements Act of 1974 and the consent of Sprint PCS. In the event of a termination of the Merger Agreement under certain circumstances, AirGate or Alamosa may be required to pay the other a termination fee as set forth in the Merger Agreement.

AirGate and Almosa have made customary representations and warranties in the Merger Agreement.

Pursuant to the Merger Agreement, Alamosa has agreed to assume AirGate’s obligations with respect to certain currently effective registration statements covering AirGate’s outstanding Notes (as defined below) and warrants. In addition, the Indentures (the “Indentures”) governing AirGate’s outstanding 9 3/8% Senior Subordinated Discount Notes due 2009 and its First Priority Senior Secured

Floating Rate Notes due 2011 (together, the “Notes”), provide that AirGate may be required to effect a repurchase offer of such Notes upon a change of control of AirGate. Pursuant to the Merger Agreement, Alamosa has agreed that it shall, or shall cause Merger Sub, to effect such repurchase offers, if so required by the Indentures.

Employment Agreements

On December 7, 2004, AirGate entered into a new employment agreement with Thomas M. Dougherty, AirGate’s President and Chief Executive Officer, whose previous employment agreement had expired on April 15, 2004. Mr. Dougherty’s employment agreement is for a one-year term, with automatic one-year extensions on the anniversary of such date. Mr. Dougherty is eligible to receive an annual cash bonus under AirGate’s executive bonus plan based on achievement of performance goals established by the compensation committee of AirGate’s board of directors. The compensation committee set Mr. Dougherty’s targeted bonus at 65% of his base salary, which was set at $360,000.

The employment agreement provides that AirGate may terminate Mr. Dougherty’s employment with or without cause, as defined in the agreement, at any time. The agreement also provides that Mr. Dougherty may at any time terminate his employment for good reason, as defined in the agreement, or for no reason. If AirGate terminates Mr. Dougherty’s employment without cause or Mr. Dougherty terminates his employment for good reason, he is entitled to receive:

•	all compensation and benefits earned through the date of termination,

•	if the date of termination occurs

•	before or more than a year after a change of control, as defined in the agreement, one year’s base salary plus Mr. Dougherty’s target bonus for that year, or

•	within a year after a change of control, three years’ base salary, and

•	18 months of health and other benefits.

In the event of Mr. Dougherty’s death, his spouse is entitled to twelve months’ base salary and health and other benefits for one year.

Mr. Dougherty agreed to certain customary non-compete restrictions on his present and future employment for either (x) one year after his termination (if his termination occurs before or more than a year after a change of control) or (y) three years after his termination (if his termination occurs within a year after a change of control).

Mr. Dougherty also agreed to reasonably cooperate with and provide reasonable assistance to AirGate for two years following his termination so long as such cooperation does not impede his ability to meet his obligations or duties to his then current employer. In connection with such cooperation, AirGate agreed to compensate Mr. Dougherty for his services, pay any costs or expenses incurred in connection with such cooperation, and provide indemnity for any legal matters resulting from his cooperation.

On December 7, 2004, AirGate also entered into employment agreements with William A. Loughman, AirGate’s Vice President and Chief Financial Officer, and Roy A. Hadley, AirGate’s Vice President, General Counsel and Secretary. The employment agreements formalized the terms of employment originally set forth in offer letters to Messrs. Loughman and Hadley, dated July 7, 2004 and June 18, 2004, respectively. Each employment agreement is for a one-year term, with automatic one-year extensions on the anniversary of such date. Each of Messrs. Loughman and Hadley is eligible to receive an annual cash bonus based on achievement of performance goals established by the compensation committee of AirGate’s board of directors. The compensation committee set each of Messrs. Loughman’s and Hadley’s targeted bonus at 40% of their respective base salary, which was $220,000 for Mr. Loughman and $190,000 for Mr. Hadley.

Each employment agreement provides that AirGate may terminate Messrs. Loughman’s or Hadley’s employment with or without cause, as defined in the agreement, at any time. Each agreement also provides that Messrs. Loughman or Hadley may at any time terminate his employment for good reason, as defined in the agreement, or for no reason. If AirGate terminates Messrs. Loughman’s or Hadley’s employment without cause or Messrs. Loughman or Hadley terminates his employment for good reason, he is entitled to receive:

•	all compensation and benefits earned through the date of termination,

•	if the date of termination occurs

•	before or more than a year after a change of control, as defined in the agreement, one year’s base salary plus his target bonus for that year, or

•	within a year after a change of control, two years’ base salary, and

•	18 months of health and other benefits.

Messrs. Loughman and Hadley each agreed to certain customary non-compete restrictions on his present and future employment for either (x) one year after his termination (if his termination occurs before or more than a year after a change of control) or (y) two years after his termination (if his termination occurs within a year after a change of control).

Messrs. Loughman and Hadley also each agreed to cooperate with and provide assistance to AirGate for two years following his termination so long as such cooperation does not impede his ability to meet his obligations or duties to his then current employer. In connection with such cooperation, AirGate agreed to compensate each of Messrs. Loughman and Hadley for his services and pay any costs or expenses incurred in connection with such cooperation.

The description of the employment agreements set forth above is qualified in its entirety by reference to the actual terms of the employment agreements, copies of which are attached hereto as Exhibits 10.1, 10.2 and 10.3 and are incorporated by reference herein in their entirety.

Forward-Looking Statements

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, (1) statements about the benefits of the proposed merger between Alamosa Holdings, Inc. (“Alamosa”) and AirGate PCS, Inc. (“AirGate”), including future financial and operating results; (2) statements with respect to Alamosa’s plans, objectives, expectations and intentions and other statements that are not historical facts; and (3) other statements identified by words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” “projects” and similar expressions. Such statements are based upon the current beliefs and expectations of Alamosa’s and AirGate’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements.

The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: (1) the businesses of Alamosa and AirGate may not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected; (2) expected combination benefits from the Alamosa/AirGate transaction may not be fully realized or realized within the expected time frame; (3) the failure of AirGate and Alamosa stockholders to approve the merger and/or the failure to obtain approvals from regulators or other groups; (4) disruption from the merger making it more difficult to maintain relationships with clients, employees or suppliers; (5) Alamosa’s and AirGate’s dependence on their affiliation with Sprint; (6) shifts in populations or network focus; (7) changes or advances in technology; (8) changes in Sprint’s national service plans or fee structure with Alamosa or AirGate; (9) change in population; (10) difficulties in network construction; (11) increased competition in Alamosa’s and AirGate’s markets; and (12) adverse changes in financial position, condition or results of operations. Additional factors that could cause Alamosa’s and AirGate’s results to differ materially from those described in the forward-looking statements can be found in the 2003 Annual Report on Form 10-K and in the Quarterly Reports on Form 10-Q of Alamosa and AirGate filed with the Securities and Exchange Commission (the “Commission”) and available at the Commission’s internet site (http://www.sec.gov). The forward-looking statements in this document speak only as of the date of the document, and Alamosa and AirGate assume no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those contained in the forward-looking statements.

Stockholders are urged to read the joint proxy statement/prospectus regarding the proposed transaction when it becomes available because it will contain important information. Stockholders will be able to obtain a free copy of the joint proxy statement/prospectus, as well as other filings containing information about Alamosa and AirGate, without charge, at the Securities and Exchange Commission’s internet site (http://www.sec.gov). Copies of the joint proxy statement/prospectus and the filings with the Securities and Exchange Commission that will be incorporated by reference in the joint proxy statement/prospectus can also be obtained without charge, when they become available, by directing a request to Alamosa Holdings, Inc., 5225 S. Loop 289, Lubbock, Texas 79424, Attention: Jon Drake (806-722-1100); or AirGate PCS, Inc., Harris Tower, 233 Peachtree Street, N.E. Suite 1700, Atlanta, Georgia 30303, Attention: Bill Loughman (404-525-7272).

The respective directors and executive officers of Alamosa and AirGate and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed merger. Information regarding Alamosa’s directors and executive officers is available in the proxy statement filed with the Securities and Exchange Commission by Alamosa on April 23, 2004, and information regarding AirGate’s directors and executive officers is available in the proxy statement filed with the Securities and Exchange Commission by AirGate on March 5, 2004. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the Securities and Exchange Commission when they become available.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

2.1	Agreement and Plan of Merger dated as of December 7, 2004 among Alamosa Holdings, Inc., A-Co. Merger Sub, Inc. and AirGate PCS, Inc.
10.1	Employment Agreement dated as of December 7, 2004 between AirGate PCS, Inc. and Thomas M. Dougherty.
10.2	Employment Agreement dated as of December 7, 2004 between AirGate PCS, Inc. and William J. Loughman.
10.3	Employment Agreement dated as of December 7, 2004 between AirGate PCS, Inc. and Roy E. Hadley, Jr.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIRGATE PCS, INC.
Date: December 9, 2004	By:	/s/ William J. Loughman
William J. Loughman
Chief Financial Officer

Exhibit Index

Exhibit	Description
2.1	Agreement and Plan of Merger dated as of December 7, 2004 among Alamosa Holdings, Inc., A-Co. Merger Sub, Inc. and AirGate PCS, Inc.
10.1	Employment Agreement dated as of December 7, 2004 between AirGate PCS, Inc. and Thomas M. Dougherty.
10.2	Employment Agreement dated as of December 7, 2004 between AirGate PCS, Inc. and William J. Loughman.
10.3	Employment Agreement dated as of December 7, 2004 between AirGate PCS, Inc. and Roy E. Hadley, Jr.